Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated November 13, 2012, relating to the consolidated financial statements of Raptor Pharmaceutical Corp. and its subsidiaries, which appear in Raptor Pharmaceutical Corp.’s Annual Report on Form 10-K for the year ended August 31, 2012 included in Raptor Pharmaceutical Corp.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Burr Pilger Mayer, Inc.
San Francisco, California
June 9, 2015